UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 30, 2012

(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment of Bylaws

Effective November 30, 2012, the Board of Directors (the “Board”) of Capstead Mortgage Corporation (the “Company”) adopted and approved Amended and Restated Bylaws of the Company to provide for a majority vote standard for uncontested director elections, while retaining a plurality vote standard for contested elections.

The foregoing summary is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Amendment of Code of Business Conduct and Ethics

Effective November 30, 2012 and in connection with a review of its governance policies, the Board adopted and approved minor revisions to the Company’s Code of Business Conduct and Ethics that applies to all employees, officers and directors. These revisions refresh and update the Code of Business Conduct and Ethics by providing more specificity in certain areas, including in connection with the reporting process for violations of the Code of Business Conduct and Ethics.

The foregoing summary is qualified in its entirety by reference to the revised Code of Business Conduct and Ethics filed as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

Amendment of Board of Directors’ Guidelines

Effective November 30, 2012, the Board adopted and approved amendments to the Board of Directors’ Guidelines of the Company to include a provision requiring any incumbent director who does not receive a majority of the votes cast in an uncontested election to tender his or her resignation, subject to acceptance by the Board.

The foregoing summary is qualified in its entirety by reference to the revised Board of Directors’ Guidelines filed as Exhibit 99.3.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Bylaws of the Company, as amended.

99.2	Code of Business Conduct and Ethics, as amended.

99.3	Board of Directors’ Guidelines, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

December 6, 2012	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Chief Financial Officer and
Executive Vice President